Exhibit 5.1
May 14, 2007
Regency Energy Partners LP
Regency Energy Finance Corp.
Regency Gas Services LP
Regency OLP GP LLC
Regency Intrastate Gas, LLC
Regency Midcon Gas LLC
Regency Liquids Pipeline LLC
Regency Gas Gathering and Processing LLC
Regency Waha GP, LLC
Regency NGL GP LLC
Regency Gas Marketing GP, LLC
Regency Waha LP, LLC
Regency NGL Marketing LP
Regency Gas Marketing LP
Regency Gas Services Waha LP
Regency TS GP LLC
Regency FS GP LLC
Regency GU GP LLC
Regency Guarantor GP LLC
Regency Operating GP LLC
Regency TS Acquisition GP LLC
Regency FN GP LLC
Regency TGG LLC
Regency TS Acquisition LP
Regency Eastex Protreat I LP
Regency Eastex Protreat II LP
Regency Field Services LP
Regency Frio Newline LP
Regency Gas Utility LP
Regency Guarantor LP
Regency Operating LP
Regency Eastex Newline LP
Regency FS LP
Regency Gas Company Ltd.
Regency Pipeline Company Inc.
Palafox Joint Venture
c/o Regency Energy Partners LP
1700 Pacific, Suite 2900
Dallas, Texas 75201
Ladies and Gentlemen:
     We have acted as counsel for Regency Energy Partners LP, a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of (i) common units representing limited partner interests in the Partnership (the “Units”), (ii) debt securities, which may be co-issued by Regency Energy Finance Corp., a Delaware corporation (“Regency Finance”), in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”), and (iii) guarantees (the “Guarantees”) of the Debt Securities by Regency Gas Services LP, a

Delaware limited partnership, Regency OLP GP LLC, a Delaware limited liability company, Regency Intrastate Gas, LLC, a Delaware limited liability company, Regency Midcon Gas LLC, a Delaware limited liability company, Regency Liquids Pipeline LLC, a Delaware limited liability company, Regency Gas Gathering and Processing LLC, a Delaware limited liability company, Regency Waha GP, LLC, a Delaware limited liability company, Regency NGL GP LLC, a Delaware limited liability company, Regency Gas Marketing GP, LLC, a Delaware limited liability company, Regency Waha LP, LLC, a Delaware limited liability company, Regency NGL Marketing LP, a Delaware limited partnership, Regency Gas Marketing LP, a Delaware limited partnership, Regency Gas Services Waha LP, a Delaware limited partnership, Regency TS GP LLC, a Delaware limited liability company, Regency FS GP LLC, a Delaware limited liability company, Regency GU GP LLC, a Delaware limited liability company, Regency Guarantor GP LLC, a Delaware limited liability company, Regency Operating GP LLC, a Delaware limited liability company, Regency TS Acquisition GP LLC, a Delaware limited liability company, Regency FN GP LLC, a Delaware limited liability company, Regency TGG LLC, a Texas limited liability company, Regency TS Acquisition LP, a Delaware limited partnership, Regency Eastex Protreat I LP, a Delaware limited partnership, Regency Eastex Protreat II LP, a Delaware limited partnership, Regency Field Services LP, a Delaware limited partnership, Regency Frio Newline LP, a Delaware limited partnership, Regency Gas Utility LP, a Delaware limited partnership, Regency Guarantor LP, a Delaware limited partnership, Regency Operating LP, a Delaware limited partnership, Regency Eastex Newline LP, a Delaware limited partnership, Regency FS LP, a Delaware limited partnership, Regency Gas Company Ltd., a Texas limited company, Regency Pipeline Company Inc., a Texas corporation, Palafox Joint Venture, a Delaware limited partnership, (collectively, the “Subsidiary Guarantors”). The Units, Debt Securities and Guarantees are collectively referred to herein as the “Securities.”
     We have also acted as counsel for the Partnership, with respect to certain legal matters in connection with the Registration Statement relating to the offer and sale by the selling unitholders named therein from time to time, pursuant to Rule 415 under the Securities Act, of up to an aggregate of 11,881,353 common units representing limited partnership interests in the Partnership (the “Selling Unitholder Units”), to be sold by certain selling unitholders, as described in the Registration Statement.
     We have examined the Registration Statement, the relating prospectuses, the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”), the Certificate of Limited Partnership of the Partnership (the “Certificate”) filed with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act in connection with the formation of the Partnership, other formation documents and agreements of limited partnership, as applicable, of Regency Finance and the Subsidiary Guarantors and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the general partner of the Partnership and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.
     In connection with this opinion, we have assumed that
     (1) The Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;
     (2) A Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;
     (3) All Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;
     (4) A definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; and
     (5) Any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.
     Based upon and subject to the foregoing, we are of the opinion that:
     (1) With respect to the Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Units, the terms of the offering thereof and related matters and (ii) the Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Units will be validly issued, fully paid and non-assessable.
     (2) With respect to the Debt Securities and the Guarantees, when (i) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Partnership, Regency Finance and the Subsidiary Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters; and (iii) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, Regency Finance and the Subsidiary Guarantors, as applicable, upon payment of the consideration thereof or provided for therein, such Debt Securities and Guarantees will be legally issued and will constitute valid and legally binding obligations of the Partnership, Regency Finance and the Subsidiary Guarantors, as applicable, enforceable against the Partnership, Regency Finance and the Subsidiary Guarantors, as applicable, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.
     (3) With respect to the Selling Unitholder Units, the Selling Unitholder Units have been duly authorized and will, when sold as described in the Registration Statement, be validly issued, fully paid and nonassessable.
     The opinions expressed herein are qualified in the following respects:
     (1) We have assumed, without independent verification, that the certificates for the Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Units.
     (2) We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.
     (3) This opinion is limited in all respects to federal laws, the laws of the State of Delaware and the laws of the State of Texas.
     We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.
Very truly yours,
/s/ Vinson & Elkins LLP